Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our reports dated August 27, 2007, with respect to the consolidated financial statements and financial statement schedule of SYSCO Corporation, and the effectiveness of internal control over financial reporting of SYSCO Corporation, included in this Annual Report (Form 10-K) for the year ended June 30, 2007, in the following registration statements and related prospectuses.

SYSCO Corporation Form S-3	File No. 333-124166

SYSCO Corporation Form S-3	File No. 333-126199

SYSCO Corporation Form S-4	File No. 333-50842

SYSCO Corporation Form S-8	File No. 33-45820

SYSCO Corporation Form S-8	File No. 333-01259

SYSCO Corporation Form S-8	File No. 333-01255

SYSCO Corporation Form S-8	File No. 333-27405

SYSCO Corporation Form S-8	File No. 333-66987

SYSCO Corporation Form S-8	File No. 333-49840

SYSCO Corporation Form S-8	File No. 333-58276

SYSCO Corporation Form S-8	File No. 333-122947

SYSCO Corporation Form S-8	File No. 333-129671
/s/ Ernst & Young LLP
Houston, Texas
August 27, 2007